Exhibit 10.1
Execution Version

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into effective as of April 12, 2024, by and among INNOVATUS LIFE SCIENCES LENDING FUND I, LP, a Delaware limited partnership (together with its successors and assigns, “Innovatus”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof or otherwise a party thereto from time to time (each a “Lender” and collectively, “Lenders”), and EXAGEN INC., a Delaware corporation (f/k/a EXAGEN DIAGNOSTICS, INC.) (“Borrower”).

RECITALS

A.    Collateral Agent, Lenders, and Borrower have entered into that certain Loan and Security Agreement dated as of September 7, 2017 (as the same has been and may from time to time further be amended, modified, supplemented or restated, the “Loan Agreement”).

B.    Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Borrower has requested that Collateral Agent and Lenders amend the Loan Agreement as more fully set forth herein.

D.    Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2.    Amendments.

2.1    Section 2.4 (Fees). Section 2.4 of the Loan Agreement is hereby amended by deleting the word “and” at the end of clause (c) thereof, inserting “and” at the end of clause (d) thereof and inserting a new clause (e), which shall read in its entirety as follows:

“(e) on the earlier of the Maturity Date and the date on which the Obligations become due and payable in accordance with the terms of this Agreement (such earlier date, the “Fourth Amendment Fee Payment Date”), in consideration for the Lenders’ agreement to enter into the Fourth Amendment to Loan and Security Agreement, dated as of April 12, 2024 (such date, the “Fourth Amendment Effective Date”), a fee of $25,000 (the “Fourth Amendment Fee”) to be shared among the Lenders in accordance with their respective Pro Rata Shares, which Fourth Amendment Fee is fully earned as of the Fourth Amendment Effective Date, shall be paid in cash in immediately available funds in dollars on the Fourth Amendment Fee Payment Date and shall be nonrefundable.”

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2.2    Section 13 (Definitions) “Permitted Indebtedness”. Clause (f) of the definition of “Permitted Indebtedness” in Section 13 of the Loan Agreement is hereby amended and restated as follows:

“(f) Indebtedness consisting of capitalized lease obligations, equipment financings, finance lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Two Million Nine Hundred Thirty-Two Thousand Dollars ($2,932,000.00) at any time, the aggregate amount of such Indebtedness consisting of capital lease obligations does not exceed One Million Six Hundred Thousand Dollars ($1,600,000.00) at any given time and the aggregate amount of such Indebtedness consisting of finance lease obligations does not excess One Million Three Hundred Thirty-Two Thousand Dollars ($1,332,000.00) at any given time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);”

3.    Limitation of Agreement.

3.1    This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent and Lenders may now have or may have in the future under or in connection with any Loan Document.

3.2    This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. Borrower represents and warrants to Collateral Agent and Lenders as follows:

4.1    (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and (b) no Event of Default has occurred and is continuing. To the best of Borrower’s knowledge, no event has occurred and no condition exists that with the passage of time could result in an Event of Default;

4.2    Without limiting the foregoing, Borrower (i) has delivered to the Collateral Agent Borrower’s most recent projections or forecasts, (ii) reaffirms the accuracy of the projections or forecasts delivered pursuant to sub-clause (i) and (iii) is not aware of any fact or facts which, taken together, are reasonably likely to cause Borrower’s actual financial results to, within six months, deviate materially and adversely from the projections or forecasts delivered pursuant to sub-clause (i).

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4.3    Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement;

4.4    The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date or subsequent thereto remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.5    The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;

4.6    The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.7    The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.8    This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.    Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

6.    Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

7.    Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.    Conditions to Effectiveness. This Agreement shall be effective upon the due execution and delivery to Collateral Agent and Lenders, in form and substance reasonably satisfactory to Collateral Agent and each Lender, of such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation, this Agreement duly executed by each party hereto.

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9.    Release. The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

10.    Miscellaneous.

10.1    This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

10.2    Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

11.    Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

BORROWER:

EXAGEN INC.

By: /s/ John Aballi
Name: John Aballi
Title: CEO

COLLATERAL AGENT AND LENDER:

INNOVATUS LIFE SCIENCES LENDING FUND I, LP

By: Innovatus Life Sciences GP, LP
Its: General Partner

By: /s/ Andrew Dym
[Signature Page to Fourth Amendment to Loan and Security Agreement]